UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 9, 2022

NETCAPITAL INC.
(Exact name of registrant as specified in its charter)

Utah	000-55036	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

(339)-368-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01.     Entry into a Material Definitive Agreement

Private Placement of Convertible Notes

On February 9, 2022, Netcapital Inc. (the “Company,” “we,” or “us”) held a closing at which we entered into definitive note purchase agreements with accredited investors under which we issued and sold in a private placement $300,000 of unsecured convertible promissory notes, or the February 2022 Notes. These notes bear interest at a rate of 8% per annum and have a maturity date of February 9, 2023. In addition, these February 2022 Notes shall automatically convert simultaneously with the closing of a Qualified Equity Financing (as defined below) into a number of securities sold in the Qualified Equity Financing equal to the quotient obtained by dividing (a) an amount equal to the amount of the February 2022 Notes outstanding on the closing date of such Qualified Equity Financing by (b) a conversion price equal to the lesser of (1) $10.00 and (2) 80% of the price per share paid for securities sold in such Qualified Equity Financing upon the closing of such Qualified Equity Financing. A “Qualified Equity Financing” means the offer and sale for cash by us of any of our equity securities with the principal purpose of raising capital and that results in aggregate gross proceeds to us of at least $5,000,000. We received $300,000 in proceeds from the sale of the February 2022 Notes, before deducting placement agent and other offering expenses. We intend to use the net proceeds for working capital and general corporate purposes. The terms of this financing is more fully set forth in the form of note purchase agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. The February 2022 Notes are subject to the terms and conditions of the form of convertible note attached hereto as Exhibit 4.2 and incorporated by reference herein.

Item 2.03      Creation of a Direct Financial Obligation or a Obligation under an Off-Balance Sheet Arrangement of a Registration

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.02      Unregistered Sale of Equity Securities

The information set forth in Item 1.01 is incorporated herein by reference. The issuance was exempt pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and/or Rule 506 of Regulation D promulgated thereunder.

 Item 5.02. Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2022, the Board of Directors (the “Board”) of the Company approved and authorized compensation, as described below, to its non-employee directors to enable the Company to attract and retain qualified non-employee directors in consideration of their service to the Company (the “Non-Employee Director Compensation”). The Board approved the following option grants under the Non-Employee Director Compensation: each non-employee director to receive an option to purchase 5,000 shares of common stock. The above-described stock options vest in equal monthly amounts over the course of four years, have a term of 10 years and an exercise price of $10.50. The option grants were made under the Corporation’s 2021 Equity Incentive Plan (the “Plan”).

On February 10, 2022, the Board approved and authorized the following equity compensation under the Plan to Cecilia Lenk, CEO, Coreen Kraysler, CFO and Jason Frishman, CEO of Netcapital Funding Portal Inc., our wholly owned subsidiary. In consideration of services rendered to the Company: (1) for Cecilia Lenk an equity bonus consisting of a stock option to purchase 10,000 shares of common stock; (2) for Coreen Kraysler an equity bonus consisting of a stock option to purchase 20,000 shares of common stock; and (3) for Jason Frishman an equity bonus consisting of a stock option to purchase 20,000 shares of common stock. The above-described stock options vest in equal monthly amounts over the course of four years, have a term of 10 years, and an exercise price of $10.50. The option grants were made under the Plan.

Item 9.01      Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Convertible Note
10.1	Form of Note Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETCAPITAL INC.

	By:	/s/ Cecilia Lenk
	Name:	Cecilia Lenk
	Title:	Chief Executive Officer

Dated: February 15, 2022